Exhibit 99.1

Investor Relations Contact:

Michael Picariello

CommVault

732-728-5380

ir@commvault.com

CommVault Announces First Quarter Fiscal 2013 Financial Results

Total Revenue of $111.3 million, up 22% Year-Over-Year

Record GAAP EBIT of $16.4 million; GAAP EPS of $0.21

Record Non-GAAP EBIT of $22.6 million; Record Non-GAAP EPS of $0.30

First Quarter Fiscal 2013 Highlights Include:

First Quarter
GAAP Results:
Revenues	$111.3 million
Income from Operations (EBIT)	$16.4 million
EBIT Margin	14.8%
Diluted Earnings Per Share	$0.21
Non-GAAP Results:
Income from Operations (EBIT)	$22.6 million
EBIT Margin	20.3%
Diluted Earnings Per Share	$0.30

OCEANPORT, N.J. – July 31, 2012 – CommVault [NASDAQ: CVLT] today announced its financial results for the first quarter ended June 30, 2012.

N. Robert Hammer, CommVault’s chairman, president and CEO stated, “We began fiscal year 2013 with a solid first quarter which was highlighted by year-over-year software revenue growth of 24% and Non-GAAP operating income growth of 49%. Our year-over-year software revenue growth of 24% was driven by continued demand for our Simpana 9 data and information management software platform across all geographies and strong year-over-year growth in enterprise software deals (transactions greater than $100,000). During the first quarter, we continued to make significant investments to position the company for longer term growth while delivering improved profitability.”

Total revenues for the first quarter of fiscal 2013 were $111.3 million, an increase of 22% over the first quarter of fiscal 2012 and a decrease of 2% over the prior quarter. Software revenue in the first quarter of fiscal 2013 was $54.2 million, an increase of 24%

year-over-year and a decrease of 8% sequentially. Services revenue in the first quarter of fiscal 2013 was $57.0 million, increases of 19% year-over-year and 3% sequentially.

Income from operations (EBIT) was $16.4 million for the first quarter, a 64% increase from $10.0 million in the same period of the prior year. Non-GAAP income from operations (EBIT) increased 49% to $22.6 million in the first quarter of fiscal 2013 compared to $15.2 million in the first quarter of the prior year. On a sequential basis, Non-GAAP income from operations (EBIT) increased 7% in the first quarter of fiscal 2013.

For the first quarter of fiscal 2013, CommVault reported net income of $10.1 million, an increase of $3.1 million compared to the same period of the prior year. Non-GAAP net income for the quarter increased 47% to $14.4 million, or $0.30 per diluted share, from $9.8 million, or $0.21 per diluted share, in the same period of the prior year.

Operating cash flow totaled $17.9 million for the first quarter of fiscal 2013 compared to $31.1 million in the first quarter of fiscal 2012. Total cash and short-term investments were $320.1 million as of June 30, 2012 compared to $300.2 million as of March 31, 2012. There were no share repurchases during the first quarter of fiscal 2013, which still leaves $52.8 million remaining in the existing repurchase plan available through March 31, 2013.

A reconciliation of GAAP to non-GAAP results has been provided in Financial Statement Table IV included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

Recent Business Highlights:

•	On June 14, 2012, CommVault announced that it has been positioned in the “Leaders” quadrant of Gartner Inc.’s report, “Magic Quadrant: Enterprise Backup/Recovery Software”. [1]

•

On June 7, 2012, CommVault announced that its Simpana® 9 data and information management software platform is fully compatible with Microsoft Corp.’s newly released SQL Server 2012 Data platform with support for SQL

Server’s advanced high availability and disaster recovery solutions across physical, virtual and cloud environments.

•

On May 16, 2012, CommVault announced that it is expanding the reach of its customer service operations delivering fully integrated, global technical support capabilities across Asia Pacific and Latin America. This announcement reinforces CommVault’s commitment to service and support which incorporates a locally-delivered but globally-integrated, single call queue for handling all customer support incidents consistently and efficiently.

Use of Non-GAAP Financial Measures

CommVault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations, non-GAAP income from operations margin, non-GAAP net income and non-GAAP diluted earnings per share. This selected financial information has not been prepared in accordance with GAAP. CommVault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, CommVault believes these non-GAAP operating measures are useful to investors, when used as a supplement to GAAP financial measures, in evaluating CommVault’s ongoing operational performance. CommVault believes that the use of these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in CommVault’s industry, many of which present similar non-GAAP financial measures to the investment community.

These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided in Table IV included in this press release.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional FICA and related payroll tax expense incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards. CommVault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare CommVault’s core operating results over multiple periods. When evaluating the performance of CommVault’s operating results and developing short and long term plans, CommVault does not consider such expenses. Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, CommVault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. In addition, because of the varying available valuation methodologies, subjective assumptions such as volatility outside CommVault’s control and the variety of awards that companies can issue, CommVault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on stock option exercises and vesting of restricted stock awards allow investors to make meaningful comparisons between CommVault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in CommVault’s operating results. In addition, noncash stock-based compensation is an important part of CommVault’s employees’ compensation and can have a significant impact on their performance. Lastly, the components CommVault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures.

CommVault’s management generally compensates for limitations described above related to the use of non-GAAP financial measures by providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Further, CommVault management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted EPS. Non-GAAP net income excludes noncash stock-based compensation and the additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards, which are discussed above, as well as applies a non-GAAP effective tax rate of 37% in fiscal 2013 and 36% in fiscal 2012.

CommVault anticipates that in any given quarter its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rate for the three months ended June 30, 2012 was 39% and the GAAP tax rate for the three months ended June 30, 2011 was 31%. On an annual basis, the GAAP tax rate over the past six fiscal years was 36% for fiscal 2012, 42% for fiscal 2011, 43% for fiscal 2010, 44% for fiscal 2009, 23% for fiscal 2008 and (241%) for fiscal 2007. In addition, CommVault’s cash tax rate has been significantly lower than its GAAP tax rate for the past three fiscal years. The cash tax rate over the past three fiscal years is estimated to be approximately 14% for fiscal 2012, approximately 11% for fiscal 2011, and approximately 10% for fiscal 2010. Also, the cash tax rate for the three months ended June 30, 2012 is estimated to be approximately 27%. CommVault expects that its cash tax rate will remain lower than its GAAP tax rate for the remainder of fiscal 2013 and into fiscal 2014. CommVault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income.

CommVault believes that the use of a non-GAAP tax rate is a useful measure as it allows management and investors to compare its operating results on a more consistent basis over the multiple periods presented in its earnings release without the impact of significant variations in the tax rate as more fully described above. It is also more reflective of the increase in the cash tax rate as it approaches the GAAP tax rate over the next one to two fiscal years. Non-GAAP EPS is derived from non-GAAP net income divided by the weighted average shares outstanding on a fully diluted basis.

CommVault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for CommVault management and its investors for the same basic reasons that CommVault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to CommVault’s use of non-GAAP net income and non-GAAP EPS.

Conference Call Information

CommVault will host a conference call today, July 31, 2012, at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss its financial results. To access this call, dial 888-895-5479 (domestic) or 847-619-6250 (international). Investors can also access the webcast by visiting www.commvault.com. The live webcast and replay will be hosted under “Investor Events” located under the “Investor Relations” section of the website. An archived webcast of this conference call will also be available following the call.

[1]	Gartner Inc., “Magic Quadrant for Enterprise Backup/ Recovery Software,” by Dave Russell, Alan Dayley, Sheila Childs, Pushan Rinnen, June 11, 2012

About CommVault

A singular vision – a belief in a better way to address current and future data management needs – guides CommVault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. CommVault’s exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. CommVault’s Simpana® software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only CommVault can offer. Information about CommVault is available at www.commvault.com. CommVault’s corporate headquarters is located in Oceanport, New Jersey in the United States.

About the Magic Quandrant

Gartner does not endorse any vendor, product or service depicted in our research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding CommVault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. CommVault does not undertake to update its forward-looking statements.

© 1999-2012 CommVault Systems, Inc. All rights reserved. CommVault, CommVault and logo, the “CV” logo, CommVault Systems, Solving Forward, SIM, Singular Information Management, Simpana, CommVault Galaxy, Unified Data Management, QiNetix, Quick Recovery, QR, CommNet, GridStor, Vault Tracker, InnerVault, Quick Snap, QSnap, SnapProtect, Recovery Director, CommServe, CommCell, ROMS, and CommValue are trademarks or registered trademarks of CommVault Systems, Inc. All other third party brands, products, service names, trademarks, or registered service marks are the property of and used to identify the products or services of their respective owners. All specifications are subject to change without notice.

Table I

CommVault Systems, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Revenues:
Software	$54,235	$43,801
Services	57,032	47,726

Total revenues	111,267	91,527
Cost of revenues:
Software	678	617
Services	14,612	11,426

Total cost of revenues	15,290	12,043

Gross margin	95,977	79,484
Operating expenses:
Sales and marketing	56,387	49,758
Research and development	10,951	9,271
General and administrative	11,090	9,417
Depreciation and amortization	1,133	1,025

Income from operations	16,416	10,013
Interest expense	—	(26)
Interest income	236	165

Income before income taxes	16,652	10,152
Income tax expense	6,527	3,113

Net income	$10,125	$7,039

Net income per common share:
Basic	$0.23	$0.16

Diluted	$0.21	$0.15

Weighted average common shares outstanding:
Basic	44,761	44,171

Diluted	47,582	47,268

Table II

CommVault Systems, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2012	March 31, 2012

Assets
Current assets:
Cash and cash equivalents	$318,135	$297,088
Short-term investments	1,948	3,146
Trade accounts receivable, net	56,524	67,793
Prepaid expenses and other current assets	11,843	12,606
Deferred tax assets, net	14,626	14,717

Total current assets	403,076	395,350
Deferred tax assets, net	23,508	23,861
Property and equipment, net	9,546	8,184
Other assets	4,546	5,293

Total assets	$440,676	$432,688

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,209	$1,847
Accrued liabilities	35,583	45,888
Deferred revenue	119,689	125,314

Total current liabilities	157,481	173,049
Deferred revenue, less current portion	24,328	22,059
Other liabilities	7,579	7,596
Total stockholders’ equity	251,288	229,984

Total liabilities and stockholders’ equity	$440,676	$432,688

Table III

CommVault Systems, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Cash flows from operating activities
Net income	$10,125	$7,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,160	1,063
Noncash stock-based compensation	5,928	4,451
Excess tax benefits from stock-based compensation	(3,060)	(1,602)
Deferred income taxes	237	(319)
Changes in operating assets and liabilities:
Trade accounts receivable	10,304	14,487
Prepaid expenses and other current assets	686	(1,312)
Other assets	664	(473)
Accounts payable	384	527
Accrued liabilities	(7,385)	2,360
Deferred revenue	(1,240)	4,516
Other liabilities	106	356

Net cash provided by operating activities	17,909	31,093
Cash flows from investing activities
Purchase of short-term investments	(1,948)	(3,146)
Proceeds from maturity of short-term investments	3,146	1,150
Purchase of property and equipment	(1,681)	(1,518)

Net cash used in investing activities	(483)	(3,514)
Cash flows from financing activities
Proceeds from the exercise of stock options	2,751	4,202
Excess tax benefits from stock-based compensation	3,060	1,602

Net cash provided by financing activities	5,811	5,804
Effects of exchange rate — changes in cash	(2,190)	458

Net increase in cash and cash equivalents	21,047	33,841
Cash and cash equivalents at beginning of period	297,088	217,170

Cash and cash equivalents at end of period	$318,135	$251,011

Table IV

CommVault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$16,416	$10,013
Noncash stock-based compensation (1)	5,928	4,451
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	296	750

Non-GAAP income from operations	$22,640	$15,214

GAAP net income	$10,125	$7,039
Noncash stock-based compensation (1)	5,928	4,451
FICA and related payroll tax expense on stock option exercises and vesting on restricted stock awards (2)	296	750
Non-GAAP provision for income taxes adjustment (3)	(1,937)	(2,414)

Non-GAAP net income	$14,412	$9,826

Diluted weighted average shares outstanding	47,582	47,268

Non-GAAP diluted net income per share	$0.30	$0.21

Footnotes—Adjustments

(1)	Represents noncash stock-based compensation charges associated with stock options and restricted stock units granted as follows:

	Three Months Ended June 30,
	2012	2011
Cost of services revenue	$184	$102
Sales and marketing	2,636	2,093
Research and development	624	475
General and administrative	2,484	1,781

Stock-based compensation expense	$5,928	$4,451

(2)	Represents additional FICA and related payroll tax expenses incurred by CommVault when employees exercise in the money stock options or vest in restricted stock awards.
(3)	The provision for income taxes is adjusted to reflect CommVault’s estimated non-GAAP effective tax rate of approximately 37% in fiscal 2013 and 36% in fiscal 2012.